Exhibit 23.1

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 1 to Form S-4) of Focus Impact BH3 NewCo, Inc., of our report dated April 22, 2024, and relating to the financial statements of XCF Global Capital, Inc. (the “Company”) as of December 31, 2023 and for the period from February 9, 2023 (inception) to December 31, 2023, which includes an explanatory paragraph relating to the Company’s ability to continues as a going concern, and which forms part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” including in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

October 31, 2024

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone:972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS